Exhibit 16



MCLEOD & COMPANY Letterhead




November 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Sitestar Corporation (copy attached), which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 29, 2004. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/   McLeod & Company

MCLEOD & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS